EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

            This Restricted Stock Agreement ("Agreement") dated September 21, 2010 (the "Award Date"), is by and between Bar Harbor Bankshares, a Maine corporation (the "Company"), and _____________________ (the "Grantee").

            WHEREAS, the Company has adopted the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 (the "Plan"), pursuant to which awards of restricted shares of the Company’s common stock may be granted to Directors of the Company; and

            WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the Grantee in connection with the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, and intending to be legally bound hereby, the Grantee and the Company (collectively, the "Parties") hereby agree as follows:

            1.      Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Company Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement.

            2.     Grant of Restricted Stock Award. The Company hereby grants to the Grantee a restricted stock award (the "Restricted Stock Award") consisting of 200 shares of common stock of the Company par value $2.00 per share (hereinafter called the "Restricted Shares"), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3(a) hereof.

           3.  Terms and Conditions.

            (a) Vesting. One hundred percent (100%) of the Restricted Shares shall vest and become non-forfeitable on the Award Date.

            (b) Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash.

            (c) Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Restricted Shares, the date that is three (3) months after the date on which the Grantee’s cessation of Board membership occurs, for any reason (the "Restriction Expiration Date"). As a condition to the receipt of this Restricted Stock Award, the Grantee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares.

            (d) Rights as a Stockholder; Dividends. The Grantee shall be entitled to dividends with regard to the Restricted Shares. As soon as practicable following the Restriction Expiration Date of any Restricted Shares, certificates for such vested Restricted Shares shall be delivered to the Grantee or the Grantee’s beneficiary along with the stock power relating thereto. The Grantee shall have voting rights as of the Award Date.

            (e) Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BAR HARBOR BANKSHARES AND SUBSIDIARIES EQUITY INCENTIVE PLAN OF 2009 AND AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND BAR HARBOR BANKSHARES OR ITS AFFILIATES. A COPY OF THE PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE CLERK OF BAR HARBOR BANKSHARES.

            (f) Transferability. This Restricted Stock Award and the Restricted Shares may not at any time prior to the Restriction Expiration Date (as to any particular Restricted Share) be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            4.  Miscellaneous.

            (a)  Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other-party in writing.

            (b) Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

            (c) Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Grantee; provided, however, that this Agreement may be unilaterally amended by the Company to the extent required to comply with applicable law.

            (d) Beneficiary Designation. The Grantee may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

            (e) Binding Effect; Successors; Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

            (f)  Governing Law. This Agreement shall be governed by the laws of the State of Maine without regard to conflicts of law principles thereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

BAR HARBOR BANKSHARES

By: Its: GRANTEE

Name: